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                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Proxy Statement of MacDermid, Incorporated of our report on W. Canning plc dated 18 March 1998, except for note 28 which is as of 8 June 1999, appearing in such Proxy Statement. We also consent to the references to us under the headings "Experts" in such Proxy Statement.


/s/Pricewaterhouse Coopers LLP

12 November 1999
Birmingham, England